Exhibit 99.3

NEWS FOR IMMEDIATE RELEASE

CROSS COUNTRY HEALTHCARE ANNOUNCES FAVORABLE ADJUSTMENT TO

FOURTH QUARTER AND FULL-YEAR 2006 NET INCOME AND EPS PURSUANT TO

FINAL APPROVAL OF SETTLEMENT IN CALIFORNIA LAWSUIT

BOCA RATON, Fla. – March 12, 2007 – Cross Country Healthcare, Inc. (Nasdaq: CCRN) announced today that the U.S. District Court Central District of California has granted Final Approval of a settlement in connection with a wage and hour class action lawsuit that was previously disclosed by the Company in a press release on September 11, 2006.

Pursuant to the final settlement of this matter, the participation rate was lower than previously estimated.  As a result, the Company will favorably adjust its prior accrual for this legal settlement charge by approximately $2.1 million pre-tax, which equates to approximately $1.3 million after-tax or $0.04 per diluted share.  Due to the timing of this final settlement, the Company is required to adjust its financial results for the fourth quarter and full-year 2006, which were previously released on February 12, 2007.  These and other related adjustments will be reflected in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, which is expected to be filed with the U.S. Securities and Exchange Commission on or about March 16, 2007.

About Cross Country Healthcare

Cross Country Healthcare, Inc. is a leading provider of healthcare staffing services in the United States.  The Company has a national client base of over 3,000 hospitals, pharmaceutical companies and other healthcare providers.  Copies of this and other news releases as well as additional information about Cross Country can be obtained online at www.crosscountry.com.  Shareholders and prospective investors can also register at the corporate website to automatically receive the Company’s press releases by e-mail.

This release contains forward-looking statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as "expects", "anticipates", "intends", "plans", "believes", "estimates", “suggests” and similar expressions are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements. These factors include: our ability to attract and retain qualified nurses and other healthcare personnel, costs and availability of short-term apartment leases for our travel nurses, demand for the healthcare services we provide, both nationally and in the regions in which we operate, the functioning of our information systems, the effect of existing or future government regulation and federal and state legislative and enforcement initiatives on our business, our clients' ability to pay us for our services, our ability to successfully implement our acquisition and development strategies, the effect of liabilities and other claims asserted against us, the effect of competition in the markets we serve, our ability to successfully defend the Company, its subsidiaries, and its officers and directors on the merits of any lawsuit or determine its potential liability, if any, and other factors set forth under the caption "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2005. In addition, any guidance with respect to future financial performance provided by the Company during its quarterly earnings conference calls expressly states that such management expectations are forward-looking statements and do not include the potential impact of any future mergers, acquisitions and other business combinations, the repurchase of its Common Stock, or pending legal matters. Although we believe these statements are based upon reasonable assumptions, we cannot guarantee future results. Given these uncertainties, the forward-looking statements discussed in this press release might not occur.

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For further information, please contact:

Howard A. Goldman

Director/Investor & Corporate Relations

Phone: 877-686-9779

Email: hgoldman@crosscountry.com

6551 Park of Commerce Blvd., Boca Raton, FL 33487

Tel: (800) 347-2264 Fax: (561) 998-8533 www.crosscountry.com